                                                                    EXHIBIT 4.10

                                                  TRANSLATED FOR REFERENCE ONLY.

                 AGREEMENT ON EQUITY INTEREST OF PRIMALIGHTS III
                        AGRICULTURE DEVELOPMENT CO., LTD.

This "Agreement on Equity Interest of Primalights III Agriculture Development Co., Ltd." (hereinafter referred as" this Agreement ") is signed by the following parties on June 8, 2007 in Beijing :

PARTY A : China Victory International Holdings Limited (Chinese Characters), is a comPANY Incorporated under the laws of Hong Kong Special Administrative Region. Its registered address is Room B, 12th Floor, Ritz Plaza, 122 Austin Road, Tsimshatsui, Kowloon, Hong Kong;

PARTY B : Primalights III Agriculture Development Co., Ltd. (hereinafter may be referred to as "P3A"), is a company established under the laws of People's Republic of China (hereinafter referred to as "China"). Its registered address is Middle Area of Highway 73, Zhuangershang Upper Village, Huangling Rural, Xiaodian District, Taiyuan, Shanxi Province;

PARTY C : Taiyuan Relord Enterprise Development Group Co., Ltd. (Chinese Characters), is A company established under the laws of China. Its registered address is 142 Garden West Street, Yingze District, Taiyuan City;

PARTY D : Shanxi Chuanglong Technology Investment Co., Ltd. (Chinese Characters), is a company registered under the laws of China. Its registered address is 5th Floor, West Building, 142 Changzhi Road, High-tech Zone, Taiyuan City;

PARTY E : Zhang Mingshe, a Chinese citizen, ID card number: 140104710212037;

PARTY F : Yan Lv, a Chinese citizen, ID card number : 140102196405264837;

PARTY G : Liu Jinbin, a Chinese citizen, ID card number: 140104196809082290;

PARTY H : Qian Zhaohua, a Chinese citizen, ID card number: 130224670510033;

PARTY I : Xue Zhixin, a Chinese citizen, ID card number: 140102621023081; and

PARTY J : Li Juan, a Chinese citizen, ID card number: 420983197609010023.

WHEREAS :

1. Party A and Party B (hereinafter referred to as "P3A") signed a "Purchase Agreement" ( hereinafter referred to as the "Purchase Agreement ") on October 2, 2003;

2. At the time the "Purchase Agreement" is signed, Parties C, D, E, F and G were P3A's shareholders, together holding 100% shares of P3A;

Now, the parties, by friendly consultations, have reached unanimity regarding the equity shares of P3A as follows:

I. Party A, P3A, Parties C, D, E, F and G jointly state, represent and confirm that:

i. Parties C, D, E, F and G (hereinafter collectively as the "Original Shareholders"), according to the request of Party A, signed the share transfer agreement with Parties E, H, I and J (Parties E, H, I and J hereinafter may be referred to as the "Designee"), and completed the procedures of change of business registration. The Designees have become the legal equity owners of P3A, in which, Party E holds 5%, Party H holds 30%, Party I holds 25%, Party J holds 40%.

ii. From January 1, 2004 to the completion of the aforesaid share transfer, Original Shareholders of each party, when exercising its related equity right of P3A's equity (including, but not limited to, voting in the shareholders meeting of P3A regarding the appointment of P3A directors, etc.), have sought for and executed under Party A's instructions. Each Original Shareholders, after receiving the allocated dividends or other distributions from P3A, have transferred all such dividends and other distributions to Party A voluntarily; and

iii. Party A has already performed the obligations under any agreements entered by and among Party A and any party or parties of the Original Shareholders regarding P3A's equity; including but not limited to, the Original Shareholders have already received all the equity transfer fee involving the sale of 100% of P3A's equity shares. The Original Shareholders further confirm that, if Party A owes any obligations to the Original Shareholders under any related agreements that Party A requires to perform but have not performed or have not completely performed, the Original Shareholders have already exempted Party A from such obligations and waived any and all related rights. Since October 2, 2003, no event of default or expected event of default has occurred among the parties;

iv. Party A and Party B confirm that the obligations under the "Purchase Agreement" have either been performed or exempted by the other side until the date that this Agreement is signed for any pending or performed obligations under the "Purchase Agreement" (except otherwise specified herein). From October 2, 2003 until now, no event of default or expected event of default has occurred among the parties.

II. Parties E, H, I and J shall elect and cause the candidate nominated by Aero-Biotech Science and Technology Co., Ltd. ("Aero-Biotech"), Party A's wholly-owned subsidiary, to be appointed as the director of P3A, and grant the shareholder voting rights in the shareholders meeting to the designated persons designated by Aero-Biotech for execution. Meanwhile, without the prior written consent of Party A, Parties E, H, I and J shall not engage in the following activities:

i. Sell or transfer his equity share in P3A;

ii. Create a pledge, other security interest or other third party rights over P3A's equity;

iii. Dispose P3A's equity in any other way.

III. Within the permitted scope and extent of Chinese laws and with reference to the normal arrangements of similar transactions of this kind, Parties E, H, I and J shall, at the request of Aero-Biotech, enter with Aero-Biotech and cause P3A and Aero-Biotech to enter into a service agreement, equity pledge agreement, exclusive call option agreement, etc. satisfactory to Aero-Biotech. For example, Parties E, H, I, J and P3A should undertake the following undertakings in the relevant agreements:

     Except for the contracts entered during the normal course of business, P3A shall not enter into any material contracts without the prior written consent of Aero-Biotech;

     P3A shall not distribute dividends in any form to its shareholders without the prior written consent of Aero-Biotech; Parties E, H, I and J shall appoint the person nominated by Aero-Biotech as a director of P3A.

IV. This Agreement shall become effective immediately after the signing by each parties. After it becomes effective, it shall supersede all P3A-related oral or written agreements, understandings or arrangements reached by any party or parties of Party A and P3A, Original Shareholders or the Designee, including, but not limited to the "Purchase Agreement".

V. This Agreement shall be governed and construed by Chinese laws.

VI. In the event any disputes arising out of this Agreement, each party shall resolve such dispute through amicable consultation. Should the relevant resolution cannot be reached, the parties may submit the case to China International Economic and Trade Arbitration Commission, in accordance with its then effective arbitration rules, for arbitration. The venue of the arbitration shall be in Beijing. The arbitral award shall be final and binding upon all parties.

(No text below.)

IN WITNESS WHEREOF, this Agreement is executed by all parties or their legal representative or authorized representative on the date first above written.

Party A : China Victory International Holdings Limited


Signed /s/
       ----------------------------------------
[Seal: China Victory International Holdings Limited]
Name :
Title :


Party B : Primalights III Agriculture Development Co., Ltd.


Signed /s/
       ----------------------------------------
[Seal: Primalights III Agriculture Development Co., Ltd.]
Name :
Title :


Party C : Taiyuan Relord Enterprise Development Group Co., Ltd.


Signed /s/
       ----------------------------------------
[Seal: Taiyuan Relord Enterprise Development Group Co., Ltd.]
Name :
Title :


Party D : Shanxi Chuanglong Technology Investment Co., Ltd.


Signed /s/
       ----------------------------------------
[Seal: Shanxi Chuanglong Technology Investment Co., Ltd.]
Name :
Title :


Party E : Zhang Mingshe


       /s/ Zhang Mingshe
       ----------------------------------------


Party F : Yan Lv


       /s/ Yan Lv
       ----------------------------------------


Party G : Liu Jinbin


       /s/ Liu Jinbin
       ----------------------------------------


Party H : Qian Zhaohua


       /s/ Qian Zhaohua
       ----------------------------------------

Party I : Xue Zhixin


       /s/ Xue Zhixin
       ----------------------------------------


Party J : Li Juan


       /s/ Li Juan
       ----------------------------------------